Exhibit 23(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-43569) pertaining to the Hess Corporation Employees’ Savings and Stock Bonus Plan,
(2)	Registration Statement (Form S-8 No. 333-94851) pertaining to the Hess Corporation Amended and Restated 1995 Long-Term Incentive Plan,
(3)	Registration Statement (Form S-8 No. 333-115844) pertaining to the Hess Corporation Second Amended and Restated 1995 Long-Term Incentive Plan,
(4)	Registration Statement (Form S-8 No. 333-150992) pertaining to the Hess Corporation 2008 Long-Term Incentive Plan,
(5)	Registration Statement (Form S-8 No. 333-167076) pertaining to the Hess Corporation 2008 Long-Term Incentive Plan,
(6)	Registration Statement (Form S-8 No. 333-181704) pertaining to the Hess Corporation 2008 Long-Term Incentive Plan,
(7)	Registration Statement (Form S-8 No. 333-204929) pertaining to the Hess Corporation Amended and Restated 2008 Long-Term Incentive Plan,
(8)	Registration Statement (Form S-3 No. 333-202379) of Hess Corporation, and
(9)	Registration Statement (Form S-8 No. 333-219113) pertaining to the Hess Corporation 2017 Long-Term Incentive Plan

of our reports dated February 21, 2018, with respect to the consolidated financial statements and schedule of Hess Corporation and the effectiveness of internal control over financial reporting of Hess Corporation included in this Annual Report (Form 10-K) of Hess Corporation for the year ended December 31, 2017.

/s/ Ernst & Young LLP
New York, New York February 21, 2018